UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2015

SOUTHERN TRUST SECURITIES HOLDING CORP.
 (Exact name of registrant as specified in its charter)

Florida	000-52618	651001593
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

145 Almeria Ave., Coral Gables, Florida 33135
 (Address of principal executive offices, including zip code)

(305) 446 4800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Southern Trust Securities Holding Corp. (SOHL) announces its intent to file Form 15 (d)

Southern Trust Securities Holding Corp. (‘STSHC”) (OTCBB: SOHL), a financial services company formerly offering broker-dealer, investment banking, investment advisory and wealth management services, announces its intent to contact the Securities and Exchange Commission (SEC) to determine the requirements in order to receive approval to file a Form 15(d). When a decision is reached with SEC approval, STSHC will proceed with the necessary steps in order to comply with all regulatory requirements.

The spokesman for STSHC, Robert Escobio, commented “The recent legal decisions against STSHC in spite of overwhelming evidence in its favor, has made these steps necessary. The company believes the Form 15(d) filing to be temporary. Our legal representatives also believe our appeal will be successful.”

Forward – Looking Statements
This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect the Corporation’s current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release. Except as otherwise required by federal securities laws, the Corporation undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN TRUST SECURITIES HOLDING CORP.

Dated: January 15, 2015	By:	/s/ Robert Escobio
Robert Escobio
Business Developer